UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 15, 2016, Amicus Therapeutics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) relating to the sale by the Company of $225 million aggregate principal amount of 3.00% Convertible Senior Notes due 2023 (the “Convertible Notes”) in a private offering to qualified institutional buyers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 144A under the Securities Act. Under the terms of the Purchase Agreement, the Company also granted the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $25 million aggregate principal amount of the Convertible Notes, solely to cover over-allotments, if any.  The Company expects the offering of the Convertible Notes to close on December 21, 2016, subject to the satisfaction of customary closing conditions.

In connection with the pricing of the Convertible Notes, the Company also entered into capped call transactions with certain financial institutions. The capped call transactions are expected to reduce the potential dilution to the Company’s common stock and/or offset any cash payments that the Company will be required to make in excess of the principal amount upon any conversion of the Convertible Notes, with such reduction and/or offset subject to a cap.

On December 15, 2016, the Company issued a press release announcing the pricing of the Convertible Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: December 15, 2016	By:	/s/ ELLEN S. ROSENBERG
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 15, 2016 titled “Amicus Therapeutics Announces Pricing of Offering of Convertible Senior Notes.”